Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS:

On October 10, 2014, Marathon Patent Group, Inc. (the “Company”) entered into an interest sale agreement (the “Interest Sale Agreement”) with MedTech Development, LLC (“MedTech”) and MedTech Group Acquisition Corp., (“MGA Corp.”), a wholly-owned subsidiary of the Company.  Pursuant to the Interest Sale Agreement, MGA Corp. agreed to acquire from MedTech certain subsidiaries of MedTech (the “Acquisition”) consisting of 100% of the limited liability membership interests of OrthoPhoenix, LLC (“Orthophoenix”) and TLIF, LLC (“TLIF”) as well as 100% of the shares of MedTech Development Deutschland GmbH (“MedTech GmbH,” and together with Orthophoenix and MedTech GmbH, the “Subsidiaries”).  As a result, MGA Corp. became the sole interest holder of Orthophoenix and TLIF as well as the sole shareholder and owner of MedTech GmbH.  Each of the Subsidiaries owns certain medical technology patents, including pending litigation, settlement and licensing rights that are being acquired by the Company in the transaction.

In connection with the Interest Sale Agreement, the Company is obligated to pay to MedTech $1 million at closing and $1 million on each of the following nine (9) month anniversary dates of the closing (the “Purchase Payments”).  The Subsidiaries are also obligated to make certain additional payments (“Participation Payments”) to MedTech from recoveries following the receipt by the Subsidiaries of 200% of the Purchase Payments, plus recovery of out of pocket expenses in connection with patent claims.  The Participation Payments may be paid, at the election of Marathon, in common stock of Marathon at the market price on the date of issuance.

In connection with the transaction, the Company entered into a promissory note, common interest agreement and in the event of issuance of common stock to MedTech, will enter into a lockup and registration rights agreement.  Approximately forty-five (45%) of MedTech is owned or controlled by Erich Spangenberg or family members or associates.

The Company accounted for the acquisition as a business combination in accordance with ASC 805 “Business Combinations”. MGA Corp. acquired 100% of the limited liability membership interests of Orthophoenix and TLIF as well as 100% of the shares of MedTech GmbH. We are presenting the historical financial statements of MGA Corp. for the period ended September 30, 2014 and the year ended December 31, 2013 as part of this pro-forma disclosure.

These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, and the unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and with the historical financial statements and related notes thereto. The unaudited pro forma condensed consolidated balance sheet is prepared as though the transactions occurred at the close of business on September 30, 2014. The pro forma statements of operations give effect to the transactions as thought they occurred on January 1, 2013. Such information is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition been completed on January 1, 2013 or what results would be for any future periods.

Marathon Patent Group, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2014

	Marathon Patent Group, Inc.	MGA Corp.	Combined Before Pro Forma Adjustments	Pro Forma Adjustments		Marathon Patent Group, Inc. Pro Forma

ASSETS
Current Assets
Cash	5,556,584	47,789	5,604,373	(1,047,789)	(a)	4,556,584
Accounts Receivable - net	10,510,000	-	10,510,000	-		10,510,000
Prepaid expenses and other current assets	340,456	-	340,456	-		340,456
Total current assets	16,407,040	47,789	16,454,829	(1,047,789)		15,407,040

Other Assets
Property and equipment, net	13,026	-	13,026	-		13,026
Intangible assets, net	33,514,365	8,252,772	41,767,137	5,020,358	(b)	46,787,495
Goodwill	1,949,401	-	1,949,401	2,221,918	(c)	4,121,319
Deferred Tax Asset	1,606,800	-	1,606,800	-		1,606,800
Other assets	-	-	-	-		-
Total other assets	37,083,592	8,252,772	45,336,364	7,242,276		52,578,640

Total Assets	53,490,632	8,300,561	61,791,193	6,194,487		67,985,680

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Accounts payable and acrued expenses	5,665,707	191,281	5,856,988	(191,281)	(d)	5,665,707
Clouding IP earn out	13,115,000	-	13,115,000	-		13,115,000
Note payable	6,062,500	8,921,918	14,984,418	9,000,000	(e)	23,984,418
Income Tax Payable	467,997	-	467,997	-		467,997
Other current liabilities	-	-	-	-		-
Total Liabilities	25,311,204	9,113,199	34,424,403	8,808,719		43,233,122

Stockholders' Equity	-
Preferred stock	140	-	140	-		140
Common stock	580	-	580	-		580
Additional paid-in capital	35,709,773	-	35,709,773	-		35,709,773
Other equity	-	-	-	-		-
Accumulated deficits	(7,531,065)	(812,638)	(8,343,703)	(2,614,232)	(f)	(10,957,935)
Total stockholder's equity	28,179,428	(812,638)	27,366,790	(2,614,232)		24,752,558

Total Liabilities and Stockholder's Equity	53,490,632	8,300,561	61,791,193	6,194,487		67,985,680

Marathon Patent Group, Inc.
Unaudited Pro Forma Condensed Combined Statements of Operation
For the period ended September 30, 2014

	Marathon Patent Group, Inc.	MGA Corp.	Combined Before Pro Forma Adjustments	Pro Forma Adjustments	Marathon Patent Group, Inc. Pro Forma

Revenues	20,059,972	293,468	20,353,440	-	20,353,440

Cost of revenues (cost of revenue is exclusive of patent amortization expenses)	8,448,954	801,918	9,250,872	-	9,250,872

Gross Profit	11,611,018	(508,450)	11,102,568	-	11,102,568

Expenses
Amortiztion of intangibles	2,872,638	1,647,284	4,519,922	1,713,435 (g)	6,233,357
Compensation and related taxes	2,266,283	-	2,266,283	-	2,266,283
Consulting fees	1,550,155	-	1,550,155	-	1,550,155
Professional fees	933,751	-	933,751	-	933,751
General and adminsitrative	380,400	-	380,400	-	380,400
Total operating expenses	8,003,227	1,647,284	9,650,511	1,713,435	11,363,946

Operating income (loss) from continuing operations	3,607,791	(2,155,734)	1,452,057	(1,713,435)	(261,378)

Other income
Other income	1,486,223	-	1,486,223	-	1,486,223
Other expense	(3,441,764)	(742,341)	(4,184,105)	-	(4,184,105)

Net Income (Loss)	1,652,250	(2,898,075)	(1,245,825)	(1,713,435)	(2,959,260)

Net income (loss) per share - basic	0.30				(0.53)
Net income (loss) per share - diluted	0.21				(0.53)
Weighted average number of shares outstanding during the period - basic	5,598,687				5,598,687
Weighted average number of shares outstanding during the period - dilluted	7,983,227				7,983,227

Marathon Patent Group, Inc.
Unaudited Pro Forma Condensed Combined Statements of Operation
For the year ended December 31, 2013

	Marathon Patent Group, Inc.	MGA Corp.	Combined Before Pro Forma Adjustments	Pro Forma Adjustments	Marathon Patent Group, Inc. Pro Forma

Revenues	3,418,371	337,355	3,755,726	-	3,755,726

Cost of revenues (cost of revenue is exclusive of patent amortization expenses)	957,040	487,588	1,444,628	-	1,444,628

Gross Profit	2,461,331	(150,233)	2,311,098	-	2,311,098

Expenses
Amortiztion of intangibles	1,038,505	2,099,944	3,138,449	1,713,435 (g)	4,851,884
Compensation and related taxes	2,997,053	-	2,997,053	-	2,997,053
Consulting fees	901,686	-	901,686	-	901,686
Professional fees	655,202	-	655,202	-	655,202
General and adminsitrative	544,338	1,093	545,431	-	545,431
Total operating expenses	6,136,784	2,101,037	8,237,821	1,713,435	9,951,256

Operating income (loss) from continuing operations	(3,675,453)	(2,251,270)	(5,926,723)	(1,713,435)	(7,640,158)

Other income
Other income	265,012	-	265,012	-	265,012
Other expense	(39,894)	(685,927)	(725,821)	-	(725,821)

Net Loss	(3,450,335)	(2,937,197)	(6,387,532)	(1,713,435)	(8,100,967)

Net loss per share - basic	(0.75)				(1.76)
Weighted average number of shares outstanding during the period - basic and diluted	4,604,193				4,604,193

Marathon Patent Group, Inc.
Significant Notes and Assumptions to the Pro Forma Condensed Combined Financial Statements

Note 1 – Acquisition Consideration and Fair Value of Clouding IP Assets

The Company accounted for the acquisition as a business combination in accordance with ASC 805 “Business Combinations”. The Company determined the fair value of the assets purchases, and the net purchase price paid by the Company was subsequently allocated to assets acquired and liabilities assumed on the records of the Company as follows:

Intangible assets	$16,700,000
Goodwill	2,221,918
Net purchase price	$18,921,918

Total consideration paid of the following:

Cash	$1,000,000
Promissory Note	17,921,918
Net purchase price	$18,921,918

Note 2 – Pro Forma Presentation Adjustments

The adjustments included in the column under the heading “Pro Forma Adjustments” in the unaudited pro forma condensed combined financial statements are as follows:

(a)	To record the cash portion of the consideration for the acquisition, net of cash retained by MedTech.

(b)	To record the fair value of the MGA Corp. assets acquired. The Company determined that the fair value of the assets owned by the Subsidiaries were $16,700,000 at the time of the acquisition.

(c)	To reflect the fair value of the goodwill associated with the acquisition of the assets of the Subsidiaries.

(d)	To eliminate accounts payable retained or settled by MedTech prior to the closing date.

(e)
To record the issuance of a note payable to MedTech in the amount of $9.0 million as part of the purchase consideration of the Subsidiaries and the assumption of a note payable in the amount of $8.9 million.

(f)	To eliminate Medtech’s parent company investment in the Subsidiaries.

(g)	To record patent amortization of the step up in value of the patents.